Exhibit 99.3

Midas Medici Releases Corporate Overview Presentation

Presentation Outlines Midas’ Recent Developments, Unique Position in the Marketplace and Strategic Acquisition Strategy

NEW YORK, New York — May 10, 2011 — Midas Medici Group Holdings, Inc. (“Midas”) (OTCBB: MMED), an innovative green IT company in the fields of virtualization, cloud computing and data management, today announces the availability of a Corporate Overview Presentation which has been posted on the company’s investor relations portal.

“We are pleased to release our corporate overview presentation,” said Nana Baffour, CEO and Co-Founder of Midas. “As part of our new financial communications initiatives we intend to use a variety of platforms and mediums to increase Midas’ awareness in the investor community, and we look forward to releasing additional details of our progress over the coming weeks and months.”

The presentation provides a clear overview of Midas’ unique position in the Green IT and Smart Grid sectors and highlights several recent developments and key attributes of Midas’ growth strategy.

The overview presentation is available at:
www.trilogy-capital.com/autoir/mmed_autoir.html

About Midas Medici Group Holdings, Inc.

Midas Medici Group Holdings, Inc. (OTCBB: MMED) is a green IT company that supplies mid-sized and select enterprises and institutions with leading-edge IT solutions in the fields of virtualization, cloud computing and data management, as well as working with utilities and other institutions to transform the electric grid through digital technologies.  Across its Consonus and UtiliPoint brands, Midas works with its customers by optimizing IT and data center investments, cutting energy usage and preventing data loss, all while maximizing productivity.  Through a management team with decades of experience, Midas is positioning itself to take advantage of the high-growth IT industry through its unique specialized services at the intersection of energy and technology.

For more information, please visit Midas Medici on the web at: www.midasmedici.com.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the Company's business and operations; business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:

Johnson Kachidza
Chief Financial Officer
212-792-0920

Investor Contact:

Trilogy Capital Partners
Darren Minton, President
Toll-free: 800-592-6067
info@trilogy-capital.com

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